Exhibit 10.2
THIRD SUPPLEMENTAL INDENTURE
     THIRD SUPPLEMENTAL INDENTURE (the “Supplemental Indenture”), dated as of February 15, 2007, between Ziff Davis Media Inc., a Delaware corporation (the “Company”),the entities listed on the signature pages hereto as Guarantors (the “Guarantors”) and Deutsche Bank Trust Company Americas, as trustee under the Indenture referred to herein (the “Trustee”). All capitalized terms used herein without definitions herein shall have the meanings ascribed thereto in the Indenture referred to herein.
WITNESSETH:
     WHEREAS, the Company issued its Senior Subordinated Compounding Notes due 2009 (the “Notes”), on August 12, 2002, pursuant to that certain Indenture, dated as of August 12, 2002, by and among the Company, the Guarantors named therein or that have become a party thereto from time to time and the Trustee (as amended and supplemented, the “Indenture”);
     WHEREAS, Section 9.02 of the Indenture authorizes the Company and the Trustee, from time to time, with the consent of the Holders of not less than a majority in principal amount of outstanding Notes (which, pursuant to Section 2.14 of the Indenture refers to Compounded Value), as and when authorized by the appropriate corporate action to amend the Indenture by supplemental indenture for the purpose therein set forth;
     WHEREAS, in accordance with Section 9.02 of the Indenture, the Trustee, the Company and the Holders of not less than a majority in Compounded Value of the outstanding Notes as of the date hereof have agreed to amend certain terms of the Indenture as fully set forth herein; and
     WHEREAS, the Company and the Guarantors, by appropriate corporate action, have determined to amend the provisions of the Indenture in the manner described herein and have taken all acts and proceedings required by law, by the Indenture, and by their respective certificates of incorporation necessary to duly authorize, execute and deliver this Supplemental Indenture and to constitute this Supplemental Indenture a legal, valid and binding agreement of the Company and the Guarantors enforceable against the Company and the Guarantors in accordance with the terms herein;
     NOW, THEREFORE, the parties hereto agree as follows:
     Section 1.1. Amendment of Section 1.01. The definition of “Credit Facility” in Section 1.01 of the Indenture is hereby amended by deleting the existing definition in its entirety and replacing it with the following:

     ““Credit Facility” means, either individually or collectively, (1) that Amended and Restated Credit Agreement, dated as of August 12, 2002, among the Company, the banks, financial institutions and other institutional lenders from time to time party thereto and Canadian Imperial Bank of Commerce, as Administrative Agent for the lender parties thereunder, together with all “Loan Documents” as defined therein and all other documents related thereto (including, without limitation, any notes, guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement or agreements extending the maturity of, refinancing, renewing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder (provided that such increase in borrowings is permitted by Section 4.09 herein) or adding Subsidiaries of the Company as additional borrowers or guarantors thereunder), in whole or in part, all or any portion of the Indebtedness under such agreement or agreements or any successor or replacement agreement or agreements and whether by the same or any other agent, lender or group of lenders or other party thereto or any other institutional lender or investor or by one or more agreements, which term includes, for avoidance of doubt, that Indenture, dated as of April 22, 2005, by and among the Company, the entities parties thereto from time to time as “Guarantors” and U.S. Bank National Association, as “Trustee”, together with all “Note Documents” as defined therein and all other documents related thereto; and (2) that Note Purchase Agreement, dated as of February ___, 2007, by and among the Company, the entities parties thereto from time to time as “Guarantors” and the entities parties thereto as “Purchasers”, together with all “Note Documents” as defined therein and all other documents related thereto (including, without limitation, any notes, guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement or agreements extending the maturity of, refinancing, renewing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder (provided that such increase in borrowings is permitted by Section 4.09 herein) or adding Subsidiaries of the Company as additional borrowers or guarantors thereunder), in whole or in part, all or any portion of the Indebtedness under such agreement or agreements or any successor or replacement agreement or agreements and whether by the same or any other agent, lender or group of lenders or other party thereto or any other institutional lender or investor or by one or more agreements.”
     Section 1.2. Amendment of Section 1.01. Clause (1) of the definition of “Permitted Indebtedness” in Section 1.01 of the Indenture is hereby amended by deleting the existing clause (1) in its entirety and replacing it with the following:
     “(1) the incurrence by the Company and its Subsidiaries of Indebtedness under the Credit Facility; provided that the aggregate principal amount of all Indebtedness (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and those Restricted Subsidiaries thereunder) outstanding under the Credit Facility in reliance on this clause (1) does not exceed an amount equal to $238.0 million less any mandatory prepayment made thereunder (to the extent, in the case of payments of revolving credit borrowings, that the corresponding commitments have been permanently reduced);”

     Section 2. Operative Effect of Amendments. This Supplemental Indenture and the amendments effected hereby shall become operative immediately upon execution by the parties hereto.
     Section 3. Instruments to be Read Together. This Supplemental Indenture is an indenture supplemental to the Indenture; and, as such, said Indenture and this Supplemental Indenture shall henceforth be read together. To the extent that the Notes conflict with or are inconsistent with the terms of this Supplemental Indenture, the terms of this Supplemental Indenture shall govern.
     Section 4. Trustee Disclaimer. The Trustee has accepted the amendment of the Indenture effected by this Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby amended, but only upon the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, and, without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company, or for or with respect to (a) the validity or sufficiency of this Supplemental Indenture or any of the terms or provisions hereof, (b) the proper authorization hereof by the Company or any of the Guarantors by corporate action or otherwise, (c) the due execution hereof by the Company and the Guarantors, (d) the consequences (direct or indirect and whether deliberate or inadvertent) of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters and (e) the validity or sufficiency of the solicitation or the consent solicitation materials or procedure in connection therewith.
     Section 5. Trust Indenture Act Controls. If any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision that is required to be included in this Supplemental Indenture or the Indenture by the TIA, the required provision shall control.
     Section 6. Governing Law. The internal law of the State of New York shall govern and be used to construe this Supplemental Indenture without giving effect to applicable principles of conflicts of law (other than Section 5-1401 of the New York General Obligations Law) to the extent that the application of the laws of another jurisdiction would be required thereby.
     Section 7. Counterparts. This Supplemental Indenture may be signed in any number of counterparts (including by facsimile), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
     Section 8. Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 9. Ratification. Except as expressly amended hereby, each provision of the Indenture shall remain in full force and effect and, as amended hereby, the Indenture is in all respects agreed to, ratified and confirmed by each of the Company, each of the Guarantors and the Trustee.
* * * * *

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

ZIFF DAVIS MEDIA INC.
By:

Name:

Title:

ZIFF DAVIS PUBLISHING HOLDINGS INC.
ZIFF DAVIS PUBLISHING INC.
ZIFF DAVIS INTERNET INC.
ZIFF DAVIS DEVELOPMENT INC.
As Guarantors

By:

Name:

Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:

Name:
Title: Authorized Signatory